Exhibit 4.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. OR FOREIGN FEDERAL OR STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED OR CONVERTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT SECURITIES AND APPLICABLE U.S. OR FOREIGN FEDERAL OR STATE SECURITIES LAWS.

THIS NOTE ONLY EVIDENCES AN INTEREST IN THE GLOBAL NOTE REPRESENTING US$1,500,000 AGGREGATE PRINCIPAL AMOUNT OF CONVERTIBLE NOTES OF REXAHN PHARMACEUTICALS, INC. DUE AUGUST 8, 2008 (THE “CONVERTIBLE NOTES”), WHICH INTEREST MAY NOT BE TRANSFERRED DURING THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN RULE 903 UNDER THE SECURITIES ACT). FOLLOWING THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE HOLDER OF THIS NOTE MAY EXCHANGE THIS NOTE FOR A DEFINITIVE NOTE REPRESENTING REXAHN, CORP’S OBLIGATIONS TO THE HOLDER UNDER THE CONVERTIBLE NOTES IN SUBSTANTIALLY THE SAME FORM AS THIS NOTE.

___________________

CONVERTIBLE NOTE

No. B-[__]

US$[__________]	Rockville, Maryland
August 8, 2005

FOR VALUE RECEIVED, the undersigned, REXAHN PHARMACEUTICALS, INC., a Delaware corporation (the “Obligor”), hereby promises to pay to the order of [_____________________] (and/or its registered assigns) (the “Holder”), on August 8, 2008 (the “Maturity Date”), the principal amount of [____________________] (US$[__________]) (the “Principal Amount”), in lawful money of the United States of America.

1.	Principal Amount.

(a)          The Principal Amount shall be reduced as and to the extent this note (this “Note”) is converted into shares of Common Stock, repaid or redeemed, as provided in this Note. This Note shall not bear any interest.

(b)          Notwithstanding the foregoing provisions of this Paragraph 1, but subject to applicable law, any overdue principal of this Note due pursuant to Paragraph 5 of this Note shall bear interest, payable on demand in immediately available funds, for each day from the Maturity Date to the date of actual payment, at a rate equal to 5% per annum, or, if an Event of

Default has occurred and is continuing, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to 5% per annum.

2.	Conversion of the Note.

(a)          Voluntary Conversion. Subject to and upon compliance with the provisions of this Paragraph 2, the Holder, at the Holder’s option, at any time from and after September 19, 2005 to the Maturity Date or upon the occurrence of an Event of Default hereunder, so long as any portion of the Principal Amount is outstanding, may convert all or any portion of the outstanding Principal Amount of this Note into that number of shares of the Common Stock, equal to the Principal Amount selected for conversion divided by the Conversion Price. In order to convert this Note, the Holder shall deliver written notice in substantially the form attached to this Note as Exhibit 1 and this Note to the Obligor during regular business hours at its address set forth in, or at such other address that the Obligor shall designate in writing in accordance with, Paragraph 6 hereof. The Conversion shall be deemed to have been effected on the date when such notice is delivered to the Obligor (each a “Conversion Date”).

(b)          Automatic Conversion. Subject to and upon compliance with the provisions of this Paragraph 2, (A) upon the closing of (i) a sale of all or substantially all of the assets of the Obligor, or (ii) any merger, consolidation or other business combination of the Obligor if the Obligor is not the surviving entity or if the stockholders of the Obligor hold less than a majority interest (on a fully-diluted basis) in the surviving entity (or its parent) following the merger, consolidation or other business combination, or (B) on the Maturity Date, the outstanding Principal Amount of this Note shall automatically be converted into shares of Common Stock at the Conversion Price.

(c)          Certificate for Shares of Common Stock; Note for Balance of Principal Amount. Without limiting the effects of Paragraphs 2(a) and (b) hereof, as promptly after the Conversion Date as practicable, the Obligor shall issue and deliver to the Holder at the address of the Holder set forth in, or at such other address that the Holder shall designate in writing in accordance with Paragraph 6 hereof, without any charge to the Holder (i) a certificate or certificates (issued in the name of the Holder or, subject to compliance with applicable securities laws, in such other name as the Holder may designate) for the number of shares of Common Stock issuable upon the Conversion and (ii) if less than the full Principal Amount of this Note is converted, a new Note for the remaining Principal Amount not so converted. No fractional shares of Common Stock shall be issued upon the conversion pursuant to this Paragraph 2. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any Principal Amount of this Note, the Obligor shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of a share multiplied by the then Current Market Price per share of Common Stock.

(d)          Holder deemed Stockholder of Record on Conversion Date. Upon the Conversion Date, the Holder shall be deemed to have become the stockholder of record on the Conversion Date of the number of shares of Common Stock issuable upon such Conversion. All rights of the Holder to the Principal Amount then converted shall cease upon such Conversion.

(e)          Conversion Price. The Conversion Price shall be subject to adjustments as follows:

(i)         Adjustment Upon Occurrence of Certain Events. If the Obligor shall issue any Additional Stock after the date of the issuance of this Note, without consideration or for a consideration per share less than the Current Market Price per share of Additional Stock as of the time of such issuance, the Conversion Price in effect immediately prior to any such issuance, shall be adjusted by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Obligor for such issuance would purchase at the Conversion Price in effect immediately prior to the issuance of such Additional Stock and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. No adjustment of the Conversion Price pursuant to this Paragraph 2(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. Upon each such adjustment of the Conversion Price hereunder, the number of shares of Common Stock acquirable upon Conversion at the Conversion Price shall equal the outstanding Principal Amount, divided by the Conversion Price resulting from such adjustment. For the purposes of any adjustment of the Conversion Price pursuant to this Paragraph 2(e)(i), the following provisions shall be applicable:

(A)         Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Obligor shall be deemed to be the amount of the cash proceeds received by the Obligor for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Obligor for any underwriting or otherwise in connection with the issuance and sale thereof.

(B)         Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Obligor) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Obligor will be the Current Market Price thereof as of the date of receipt of such securities.

(C)         Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable), or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1)          the shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Obligor upon the issuance of such options, warrants or rights plus the exercise price provided in such options, warrants or right for the issuance of the shares of Common Stock covered thereby;

(2)          if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; and

(3)          on the expiration or termination of any such options, warrants or other rights, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, warrants or other rights had not been made.

(ii)         Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Obligor shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Principal Amount of this Note surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock that such holder would have owned or been entitled to receive had such Principal Amount of this Note been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above in this clause (ii) shall occur.

(iii)         Consolidation, Merger or Sale. In case of (A) a sale of all or substantially all of the assets of the Obligor, or (B) any merger, consolidation or other business combination of the Obligor whether or not the Obligor is the surviving entity or the stockholders of the Obligor hold a majority interest (on a fully-diluted basis) in the surviving entity (or its parent) following the merger, consolidation or other business combination, other than any such event upon which the Principal Amount of this Note is automatically converted into Common Stock pursuant to such Paragraph 2(b) hereof, the surviving entity (or its parent) shall assume the obligations of the Obligor under this Note and the Principal Amount of this Note shall, after the date of such event, be convertible into the kind and number of shares of stock or other securities or property (including cash) receivable upon such merger, consolidation or other business combination by a holder of a number of shares of Common Stock issuable upon conversion of such Principal Amount of this Note immediately prior to the time of such event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Principal Amount (including with respect to any subsequent adjustments to the Conversion Price) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Principal Amount of this Note. Successive adjustments in the Conversion Price shall be made whenever any event specified above in this clause (iii) shall occur.

(iv)         Rounding of Calculations. All calculations under this Paragraph 2(e) shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be.

(vi)         Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Paragraph 2(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Obligor may defer until the occurrence of such event (A) issuing to the Holder of any Principal Amount of this Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Paragraph 2(c).

(f)           Notice to Holders. In the event the Obligor shall take any action of the type described in clause (i), (ii) or (iii) of Paragraph 2(e) (but only if the action results in an adjustment in the Conversion Price), the Obligor shall, within 30 days following such action, give notice to each Holder, sent by mail, first class postage prepaid, to each Holder at its address appearing on the Obligor’s records, which notice shall specify the date of any such action and such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which are or shall be deliverable upon conversion of the Principal Amount of this Note. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(g)          Treasury Stock. For the purposes of this Paragraph 2, the sale or other disposition of any Common Stock theretofore held in the Obligor’s treasury shall be deemed to be an issuance thereof.

(h)          Costs. The Obligor shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Principal Amount of this Note; provided that the Obligor shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Principal Amount of this Note in respect of which such shares are being issued.

(i)           Reservation of Shares. The Obligor shall reserve at all times so long as any Principal Amount of this Note remain outstanding out of its treasury stock (if applicable) or its authorized but unissued shares, or both, solely for the purpose of effecting the conversion of the Principal Amount of this Note, sufficient shares of Common Stock to provide for the conversion of all outstanding Principal Amount of this Note.

3.            Representations and Warranties of the Obligor. The Obligor hereby represents and warrants to the Holder as of the date hereof that:

(a)          Organization; Standing and Power. The Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. The Obligor is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

(b)          Authorization. The Obligor has all requisite corporate power and authority to execute and enter into this Note and consummate the transactions contemplated by this Note, including the issuance, sale and delivery of the shares of Common Stock issuable upon Conversion. All corporate action on the part of the Obligor necessary for the authorization, execution, delivery and performance of its obligations under this Note and for the sale, issuance and delivery of the Common Stock issuable upon Conversion has been taken. This Note, when executed and delivered by the Obligor, will constitute the legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)          No Conflict. The execution, delivery and performance of the obligations under this Note by the Obligor and the consummation by the Obligor of the transactions contemplated by this Note will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of the Obligor or (ii) except for such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, have a material adverse effect on the business of the Obligor, any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which the Obligor is a party or to which it or any of its properties or assets is subject, or result in the creation of any liens, pledges, security interests, charges, equities, options, proxies, voting restrictions, rights of first refusal, encumbrances, restrictions (other than restrictions arising under applicable securities laws) and claims of every kind and character on any of its properties or assets.

(d)          Government Approvals. Except for filings under securities laws, if any, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for (i) the valid execution, delivery and performance of this Note by the Obligor, or (ii) the issuance, sale and delivery by the Obligor of the shares of Common Stock issuable upon Conversion.

(e)          Valid Issuance of Common Stock. The shares of Common Stock issuable upon Conversion, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Note, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and restrictions on transfer of every kind and nature whatsoever, other than restrictions on transfer under this Note and restrictions under applicable U.S. or foreign federal or state securities laws. Upon Conversion in accordance with Paragraph 2 hereof, the shares of Common Stock issued upon such conversion will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and restrictions on transfer of every kind and nature whatsoever, other than restrictions on transfer under this and restrictions under applicable U.S. or foreign federal or state securities laws.

(f)           Exemption from Registration. The offer, sale and issuance of the Note and shares of Common Stock as contemplated by this Note will be made in reliance on one or more exemptions from the registration requirements of the Securities Act, and the qualification or registration requirements of applicable blue sky laws.

4.            Representations and Warranties of the Holder. By its acceptance of this Note, the Holder hereby represents and warrants to the Obligor that:

(a)          the Holder is not a U.S. person within the meaning of Rule 902(k) of Regulation S under the Securities Act (“U.S. Person”), which term includes: (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person (other than a trust of which any professional fiduciary duty acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person); (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act who are not natural persons, estates or trusts.

(b)	If the Holder is a trust, no beneficiary of the trust is a U.S. Person.

(c)          The Holder is acquiring this Note and the shares of Common Stock issuable upon Conversion for its own behalf and not on behalf or for the benefit of any U.S. Person and the sale and resale of this Note or the shares of Common Stock issuable upon Conversion has not been pre-arranged with any U.S. Person or buyer in the United States.

(d)          The Holder has not been offered the this Note in the United States and at the time of execution of this Note is physically outside the United States.

(e)          The Holder acknowledges and agrees that until the expiration of the 40-day distribution compliance period within the meaning of Rule 902(f) of Regulation S under the Securities Act, the Holder will only resell the Note in compliance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration.

(f)           The Holder agrees not to engage in hedging transactions with regard to the Note or the shares of Common Stock issuable upon Conversion unless in compliance with the Securities Act.

(g)          The Holder understands that the offering and sale of the Note and the shares of Common Stock issuable upon Conversion is intended to be exempt from registration under the Securities Act, by virtue of Regulation S of the Securities Act and from applicable U.S. or foreign federal or state securities laws based, in part, upon the representations, warranties and agreements contained in this Note and the Obligor may rely on such representations, warranties and agreements in connection therewith.

(h)          This Note and the shares of Common Stock issuable upon Conversion shall bear a restrictive legend indicating that the securities have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 under the Securities Act.

(i)           The Obligor has provided to the Holder and/or his attorney and/or his accountant and/or his representative that certain offering memorandum of the Obligor accompanying this Note (the “Memorandum”). The Holder has received and carefully reviewed the Memorandum. The Obligor has made available to the Holder and/or his attorney and/or his accountant and/or his representative all agreements, documents, books, records and reports that he or they have requested relating to an investment in the Obligor. The Holder and/or his attorney and/or his accountant and/or his representative all have had an opportunity to ask questions of and receive answers from the Obligor, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, any other matter set forth in the Memorandum or materials furnished to the undersigned, and an opportunity to obtain any additional information or material to the extent the Obligor possesses such information or material or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth or referred to in the Memorandum, and answers have been provided to all of his or their questions concerning an investment in the Obligor. In evaluating the suitability of an investment in the Obligor, the Holder has not been furnished and has not relied upon any representations or other information (whether oral or written) other than as set forth in the Memorandum, this Note, or as contained in any documents, information or answers to questions furnished to him by the Obligor. The Holder has not relied on any projections in making an investment decision with respect to this Note and the shares of Common Stock issuable upon Conversion.

(j)           The Holder recognizes that an investment in the Obligor involves a high degree of risk of loss by the Holder of the Holder’s entire investment in the Obligor and has taken full cognizance of and understands all of the risks related to the investment in the Note.

(k)          The Holder has discussed with its professional legal, tax and financial advisors, to the extent it deemed appropriate, the suitability of the investment in the Obligor for its particular tax and financial situation. All information that the Holder has provided to the Obligor concerning itself and its financial position is correct and complete as of the date set forth below, and, if there should be any material change in such information prior to the date such Holder’s subscription is either accepted or rejected by the Obligor, it will immediately provide such information to the Obligor.

(l)           The address set forth on the signature page of this Note is the Holder’s true and correct residence or principal place of business and the Obligor has no present intention of becoming a resident of any other state or jurisdiction within the United States or moving its principal place of business within the United States.

The foregoing representations and warranties are true and accurate as of the date hereof and will be true and accurate as of the date the Holder’s investment in the Note is accepted by the Obligor. The Holder agrees to indemnify the Obligor for any losses, costs or expenses resulting from its breach of any such representations and warranties. If in any respect such representations and warranties will not be true and accurate as of the date the Holder’s investment in the Note is accepted by the Obligor, the Holder will give written notice of such fact to the Obligor specifying which representations and warranties are not true and accurate and the reasons therefor.

5.	Defaults and Remedies.

(a)           Events of Default. An “Event of Default” shall occur if:

(i)         the Obligor shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether on the Maturity Date, upon Conversion, or by acceleration or otherwise (after a 10-Business Day grace period);

(ii)          an involuntary case or proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of the Obligor or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Obligor or for a substantial part of its property or assets, or (z) the winding up or liquidation of the Obligor and such involuntary case or proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(iii)        the Obligor shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (iii) above, (C) apply for or consent to the appointment of a receiver trustee, custodian, sequestrator, conservator or similar official for the Obligor, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

(iv)         one or more judgments for the payment of money in an aggregate amount in excess of US$1,000,000 (to the extent not covered by insurance) shall be rendered against the Obligor and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Obligor to enforce any such judgment;

(v)         the Obligor shall default in the performance or observance of any material covenant contained in this Note (other than any default set forth in Paragraph 5(a)(i) hereto) and such default shall not have been cured within 30 days following notice thereof by Holder; or

(vi)         any information, representation, warranty or certificate made or furnished by the Obligor, in connection with this Note or as an inducement to the Holder to make any advance under this Note, shall prove to have been materially false or misleading when made.

(b)          Acceleration. (i) if an Event of Default occurs under Paragraph 5(a)(ii) or under Paragraph 5(a)(iii) above, then the outstanding Principal Amount shall immediately become automatically convertible into shares of Common Stock at the Conversion Price, without presentment, demand, protest or notice of any kind, all of which are expressly waived or (ii) if any other Event of Default occurs and is continuing, (A) the Holder, by written notice to the Obligor, may declare the outstanding Principal Amount to be convertible into shares of Common Stock at the Conversion Price, (B) upon such declaration, such outstanding Principal Amount shall become immediately convertible into shares of Common Stock at the Conversion Price, and (C) the Holder of this Note may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, if the rescission would not conflict with any judgment or decree.

6.            Notices. All notices and other communications made pursuant to the provisions of or in connection with this Note shall be in writing and shall be deemed to have been duly made when delivered personally or by express mail or courier or when sent by facsimile transmission or any other electronic transmission (provided a written confirmation evidencing such facsimile or electronic transmission is mailed by first class mail, postage prepaid within two Business Days) to the respective parties at the following address for the Obligor or the address for the Holder as set forth on the signature page to this Note (or at such other address for a party as shall be specified in the notice given in accordance with this Paragraph 6):

If to the Obligor, to:

Rexahn Pharmaceuticals, Inc.

Attention: Ted T.H. Jeong

9620 Medical Center Drive

Rockville, Maryland  20850

Fax: (240) 268-5310

with a copy to:

Chadbourne & Parke LLP

Attention: Hwan Kim, Esq.

1200 New Hampshire Avenue, N.W.

Washington, DC 20036

Fax: (202) 974-5602

7.            Entire Agreement. Each of the Obligor and the Holder confirms that this Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.            Successors and Assigns. All covenants and agreements of the Obligor and the Holder under this Note shall be binding on the Obligor and the Holder and their respective successors and assigns.

9.	Transfer.

(a)          The term “Holder” as used herein shall also include any transferee of this Note whose name has been recorded by the Obligor in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)          The Obligor shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Obligor shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Obligor, the Obligor shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $50,000 (except as may be necessary to reflect any principal amount not evenly divisible by $50,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder’s attorney duly authorized in writing.

(c)          The Obligor shall have the right to an opinion of counsel in connection with any transfer of this Note or the shares issuable upon conversion hereof.

(d)          This Note may be transferred or assigned, in whole or in part, by the Holder at any time after the 40-day distribution compliance period (as defined in Rule 903 under the Securities Act).

(e)          THIS NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW IN CONNECTION WITH SUCH SALE OR TRANSFER OR SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION. The Obligor may deem and treat the Person in whose name this Note is held as the absolute, true and lawful owner of this Note for all purposes. Upon receipt by the Obligor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, the Obligor shall make and deliver a new Note of like tenor, in lieu of this Note, if (i) in case of loss, theft or destruction, the Obligor receives indemnity or security reasonably satisfactory to it, (ii) the Obligor is reimbursed for all reasonable expenses incidental to such replacement, and (iii) this Note is surrendered and cancelled, if mutilated.

10.          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. Any term or provision of this Note to the contrary notwithstanding, the maximum aggregate amount of the obligations for which the Obligor shall be liable shall not exceed the maximum amount for which the Obligor can be liable without rendering this Note voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

11.          Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles regarding conflicts of law.

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IN WITNESS WHEREOF, the Obligor has caused this Note to be issued on the date first written above.

REXAHN PHARMACEUTICALS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[HOLDER]

Address for Notice:

Attention:

email:

Attachment A

As used in this Note, the following terms shall have the following meanings:

“Additional Stock” shall mean any shares of preferred stock or Common Stock issued by the Obligor on or after the date hereof other than (A) shares of stock issued or reserved for issuance by the Obligor (i) to employees, consultants, officers or directors of the Obligor (or any subsidiary or affiliate entities) directly or pursuant to a stock option plan or restricted stock issuance plan of the Obligor or any parent company of the Obligor approved by the Board of Directors or the board of directors of any parent company of the Obligor; (ii) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions of the Obligor (or any subsidiary or affiliated entities), (iii) in connection with acquisitions, mergers or similar transactions, (iv) to providers of services (including, without limitation, securities issued as a broker’s or dealer’s commission), products or technologies (or rights thereto to the Obligor (or any subsidiary or affiliated entities)), (v) pursuant to the antidilution or similar rights of any holder of securities of the Obligor, (vi) upon conversion of any or all of the outstanding Principal Amount of this Note, or (vii) in a transaction that is addressed in Paragraph 2(e)(ii) or (iii) and (B) up to 4,000,000 shares of Common Stock to be issued by the Obligor concurrently with the issuance of the Notes, on or prior to August 10, 2005.

“Board of Directors” shall mean the Board of Directors of the Obligor.

“Business Days” shall mean any day except a Saturday, Sunday, or other day on which commercial banks in the State of New York and the Republic of Korea are authorized or required by law or executive order to close.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (including any debt security whether or not it is exchangeable for or convertible into such capital stock).

“Common Stock” shall mean the Obligor’s common stock, $0.0001 par value per share, or any securities issued in substitution, exchange or lieu thereof.

“Conversion Price” shall initially be $2.00 per share, as adjusted from time to time pursuant to the provisions of Paragraph 2(e) hereof.

“Current Market Price” shall mean on any date (i) if the security is quoted on Nasdaq or listed on a national securities exchange, then the last reported sale price per share of the security on Nasdaq or any national securities exchange in which such security is quoted or listed, as the case may be, on such date or, if no such sale price is reported on such date, the average of the bid and asked prices quoted on Nasdaq or any national securities exchange on such day, (ii) if the security is actively traded over-the-counter, then the last sales price quoted, if determinable, or, if not determinable, the average of the closing bid and asked prices quoted on the OTC Bulletin Board (or similar system) on such date or (iii) if such security is not traded, quoted or listed on Nasdaq or any national securities exchange or over-the-counter market, then the fair market value of a share of security, as determined in good faith by the Board of Directors.

“Person” shall mean an individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

Exhibit 1

To REXAHN PHARMACEUTICALS, INC.

The undersigned owner of this Note hereby exercises the option to convert the [entire] [U.S.$_____ of the] Principal Amount of this Note into shares of Common Stock of REXAHN PHARMACEUTICALS, INC. in accordance with the terms of this Note, and directs that the Common Stock issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any capitalized terms used herein shall have such meanings as defined in the Note.

Dated: ________________

[HOLDER]

By:
Name:
Title:

Fill in for registration of shares of Common Stock if to be issued otherwise than to the registered holder.

Name:

Address: